CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the reference to our Firm under the headings "Auditor" in the Statements of Additional Information of Fidelity Hastings Street Trust: Fidelity Income & Growth Fund and Fidelity Contrafund II which is included in Post-Effective Amendment No. 102 to the Registration Statement on Form N-1A.
/s/COOPERS & LYBRAND L.L.P.
COOPERS & LYBRAND L.L.P.
Boston, Massachusetts
March 19, 1998